UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 13, 2018
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CARTER VALIDUS MISSION CRITICAL REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.02    Termination of a Material Definitive Agreement.
Carter Validus Mission Critical REIT, Inc. (the “Company”), through its operating partnership, Carter/Validus Operating Partnership, LP (“CVOP”), owns a healthcare property (the “Property”) located in Webster, Texas that was 100% leased by Bay Area Regional Medical Center, LLC (“Bay Area”) pursuant to that certain Lease Agreement between Bay Area Hospital Property Company, LLC (the “Original Landlord”) and Bay Area, dated May 7, 2013 (as assigned from Original Landlord to HC-200 Blossom Street, LLC (“HC-200”), a wholly owned subsidiary of CVOP, pursuant to that certain Assignment and Assumption of Leases, dated July 11, 2017, and also amended, the “Lease”). The Lease was an immaterial agreement at the time of execution. The Lease comprised 20.9% and 27.2% of the Company's contractual rental revenue for the year ended December 31, 2017, and the three months ended March 31, 2018, respectively.
As previously reported in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 7, 2018, Bay Area announced in a press release that it was closing its operations on May 10, 2018, and that it intended to file for bankruptcy in the near term. As of the date of this Current Report on Form 8-K, Bay Area had closed its operations, but had not yet filed for bankruptcy.
On August 13, 2018, the Company, through its wholly-owned subsidiary, entered into that certain Lease Termination and License Agreement with Bay Area, which terminated the Lease effective August 13, 2018, pursuant to which Bay Area was required to vacate and surrender the Property by August 13, 2018. Notwithstanding the requirement to vacate and surrender the Property, the Lease Termination and License Agreement grants Bay Area a non-assignable license (the "License") to access the Property for the sole purpose of winding down its administrative operations. The License may be terminated by either party with 30 days' notice to the other party and the Tenant's lender.
Bay Area was in default under the Lease for various reasons, including for its failure to satisfy its obligations under the Lease and failure to comply with certain financial covenants of the Lease. The term of the Lease would have expired on July 31, 2034. Since Bay Area closed its operations, the Company’s financial advisor has been directing a bidding process to find a replacement tenant for the Property. The timeline for execution of the Lease Termination and License Agreement was linked to the stages of the bidding process. On August 10, 2018, the Company entered into a non-binding letter of intent with an affiliate of the University of Texas Medical Branch to lease the Property.
The foregoing description of the Lease Termination and License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Termination and License Agreement a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Lease Termination and License Agreement by and between HC-200 BLOSSOM STREET, LLC and Bay Area Regional Medical Center, LLC, dated August 13, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

Dated: August 16, 2018	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer